UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 26, 2006 (December 21, 2006)
RURBAN FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Ohio	0-13507	34-1395608

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
401 Clinton Street, Defiance, Ohio 43512

(Address of principal executive offices) (Zip Code)
(419) 783-8950

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On December 21, 2006, Rurban Financial Corp. (the “Company”) issued a news release announcing that the Company took the following actions during the fourth quarter to restructure the Company’s balance sheet:
•	The Company sold approximately $17.5 million of investment securities, which represented approximately 13% of the Company’s investment portfolio;
•	The Company’s Board of Directors approved the consolidation of the Company’s two banking units, The State Bank and Trust Company and The Exchange Bank, and the Company’s investment and trust company, Reliance Financial Services, N.A., into a single banking unit, which will operate as The State Bank and Trust Company. Subject to obtaining regulatory approval, this consolidation is expected to be completed by the end of the first quarter of 2007;
•	The Company and its subsidiary banks, The State Bank and Trust Company and The Exchange Bank, entered into an agreement to sell their $3.6 million credit card portfolio to a third party; and
•	The Company completed a sale of $1.4 million of non-performing assets.
     The Company also announced that it has recovered $888,000 with respect to WorldCom Bonds which were previously charged-off by the Company in 2002. The $888,000 recovery will be reported as income in the fourth quarter of 2006.
     A copy of the December 21, 2006 news release is included with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Not Applicable
(b) Not Applicable
(c) Not Applicable
(d) Exhibits

Exhibit No.	Description

99.1	News release issued by Rurban Financial Corp. on December 21, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURBAN FINANCIAL CORP.

Dated: December 26, 2006	By:	/s/ Duane L. Sinn

Duane L. Sinn Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated December 26, 2006
Rurban Financial Corp.

Exhibit No.	Description

99.1	News release issued by Rurban Financial Corp. on December 21, 2006